Third Quarter 2018 Earnings Release Conference Call
November 2, 2018

Brian Henry – Terex Corporation - Senior Vice President Business Development and Investor Relations
Good morning everyone, and thank you for joining us for today’s third quarter 2018 financial results conference call. Participating on today’s call are John Garrison, Chairman and Chief Executive Officer, and John Sheehan, Senior Vice President and Chief Financial Officer.

Following the prepared remarks, we will conduct a question and answer session. Last evening we released our third quarter 2018 results, a copy of which is available on Terex.com. Today's call is being webcast and is accompanied by a slide presentation, which includes a reconciliation of GAAP to non-GAAP financial measures that we will use during this call, and is also available on our website. All per share amounts in the presentation are on a fully-diluted basis. We will post a replay of this call on the Terex website under Events and Presentations in the Investor Relations section. Let me direct your attention to slide 2, which is our forward-looking statement and description of non-GAAP financial measures. We encourage you to read this as well as other items in our disclosures because the information we will be discussing today does include forward-looking material. With that, please turn to slide 3 and I'll turn it over to John Garrison.

John L. Garrison, Jr. - Terex Corporation - Chairman and Chief Executive Officer
Good morning everyone, and thank you for joining us and for your interest in Terex. Global demand for our products continues to grow. Compared to last year, we increased sales, bookings, backlog, operating margins and earnings per share again in Q3. Aerial Work Platforms (AWP) increased sales by 14% and bookings by 50% to $601 million, reflecting continued strong global demand for our AWP products. In Cranes, we have resolved many of our supply chain challenges as the quarter progressed. However, shortages did impact production and deliveries leading to lower revenue and margins than we expected. Materials Processing (MP) improved its operating margin again this quarter, as it continues to execute very well across its portfolio. With a 72% increase in backlog, MP is well positioned to finish the year strong and hit the ground running in 2019.

Turning to slide 4, every organization needs a great team to achieve great results. A core element of our Execute to Win business system is talent development and planning. We recently completed our annual talent review process. This is a global activity that requires every manager in the company to evaluate his or her team and define plans to develop team members and address talent gaps. It’s been great to see the progression of some of our emerging leaders that have worked their way through the organization. In many cases, starting as engineers or plant supervisors, now leading engineering organizations or managing factories. We have also supplemented our home-grown talent with key recruits to address specific needs. Boris Schoepplein our new President of Parts and Services is a good example. Improving an organization’s talent is an on-going process. The key to being successful is to follow a disciplined process to nurture in-house talent and identify opportunities to enhance it.

Turning to slide 5, we continue to implement the Simplify and Execute to Win elements of our strategy. We are taking action to simplify the manufacturing and administrative sides of the business. The new Utilities manufacturing center we are building in Watertown, South Dakota is a great example. We will significantly improve material flow and increase productivity. This is an exciting project for the Utilities business and for Terex. Our Finance team has done an excellent job implementing a new, state-of-the art performance management system. The system went live across Terex in the third quarter. Our business leaders now have efficient access to detailed performance information organized consistently across the Company. This is a major step toward advanced, data-driven performance management. Execute to Win is about dramatically improving our capabilities by investing in people, processes and tools in our three priority areas: Commercial Excellence, Lifecycle Solutions and Strategic Sourcing. We designed the Terex Proven Sales Process to raise the performance of our sales team members by teaching best-in-class industrial-selling and relationship management techniques. Approximately 50% of our global sales team has completed the training so far. Parts and Services has significant growth potential. Our new leader, Boris Schoepplein, is aggressively adding talent to his organization. In the third quarter, we hired a new vice president of Global Parts and Services for AWP, and a global leader for Commercial Services and Digital Offerings, and we will continue to build out the organization. We are also deploying a world-class parts pricing system. The new system reflects our new strategic approach to parts pricing and enables efficient price adjustments based on market conditions.

Finally, our Strategic Sourcing initiative is making steady progress. This is the first time that Terex has followed a rigorous process to leverage its global purchasing power. We are learning from Wave 1 that we need to transition a larger amount of volume to a consolidated set of suppliers to generate savings. The savings are in line with our objectives. We anticipate savings of approximate$80 million to be realized by 2020. Another positive outcome will be a significant reduction in the number of suppliers, dramatically simplifying our supply chain. To manage the process, we have mobilized implementation teams in every major site and deployed new part-level tracking tools and governance procedures. Wave 2 is also making progress. Two weeks ago, we hosted our Wave 2 supplier show in Mannheim, Germany. Approximately 800 attendees from 400 incumbent and prospective suppliers attended the event. The leadership team and I communicated our requirements, and generated excitement about the opportunity to remain, or become, a supplier to Terex. With Wave 1 as a back-drop, a clear take-away for the supply base was our commitment to the process and willingness to make considerable changes to achieve our cost reduction objectives. We expect significant savings from this initiative in 2019 and beyond.

Turning to slide 6, looking at our full year guidance, we now expect sales growth of approximately 17%, or roughly $5.1 billion. We expect to deliver approximately 6.6% operating margin and earnings of between $2.60 and $2.70 per share. While our global markets remain strong, this guidance, which is lower than our previous expectations, reflects our third quarter results updated production plan in Cranes higher input costs, including tariffs and anticipated foreign exchange headwinds. With that let me turn it over to John to provide more detail on our Q3 results and updated guidance.

John Sheehan - Terex Corporation - Senior Vice President and Chief Financial Officer
Thanks, John. Let me begin by reviewing our Q3 segment highlights. AWP increased sales by $78 million, or 14%, compared to last year, driven by growth in North America and Asia. As the bookings growth of about $200 million or 50% indicates, global customer demand remains strong and we are confident in our outlook for continued growth. AWP improved its operating margin by 115 basis points compared to last year, driven by production efficiencies achieved on higher volume which more than offset greater than expected input cost headwinds, including tariffs. Moving to Cranes, the production and delivery issues in mobile cranes had a significant impact on third quarter performance. We were not able to deliver approximately $30 million worth of equipment that was planned for Q3. This led to approximately $8 million of lost margin and factory under-absorption. Other factors, including higher material costs were partially offset by lower SG&A expense. MP continues to deliver excellent financial performance across its portfolio of businesses. Sales grew by 14% to $295 million driven by global demand for crushing and screening products, material handlers and environmental equipment. The MP team increased year-over-year operating profit by 36%, representing a margin expansion of 200 basis points and an incremental margin of 28%. Backlog grew 72% to $446 million. MP is well positioned for a strong Q4, with considerable momentum heading into 2019.

Turning to slide 8, consolidated sales increased 11% in the quarter. Higher operating margins generated by AWP and MP were largely offset by the under-performance in Cranes. Net interest expense rose by approximately $3 million year-over-year. Increased borrowing and higher underlying interest rates were partially offset by improved interest rate spreads on our term loan. Other income was also impacted by changes in FX rates, which were modestly unfavorable compared to last year. On an adjusted basis, we generated earnings per share of $0.68 cents - 36% higher than last year. A good quarter, but below our expectations.

Turning to slide 9, as John noted, we now expect full year sales growth of approximately 17%, representing an increase of about $740 million compared to last year. We updated AWP’s full year sales growth to be approximately 22%. AWP finished Q3 with a substantial backlog of $527 million which is $170 million or 48% higher than last year. We continue to see strong order rates, and based on discussions with our major customers, we expect to finish the year with a healthy order book heading into 2019. We now anticipate full year operating margin for AWP of between 10.5% and 11%. This outlook represents a significant improvement over the prior year, but below our previous expectation, due largely to slightly lower sales growth, increased material costs, including tariffs and, to a lesser extent, anticipated foreign exchange headwinds. Based on our backlog and operational improvements in Cranes, we anticipate fourth quarter sales of approximately $375 million and we expect to break even or generate a small operating profit in Cranes in Q4. We now believe that MP will achieve a full year operating margin near the high end of the previously announced range on approximately 16% higher revenue than last year. This represents an excellent year for MP. The net result of these changes is an updated earnings range of $2.60 to $2.70 per share, which at the midpoint, represents a doubling of our EPS compared to last year. From a free cash flow perspective, we now expect to generate approximately $50 million. The primary drivers of the update are the latest earnings estimates and higher net working capital, including the cash impact of the new 301 tariffs on Chinese imports into the United States. While we have a process in place to recover a significant amount of the tariffs, the recovery will take place in future periods.

Turning to slide 10, we continue to deliver on our commitment to follow a disciplined capital allocation strategy. Year-to-date free cash flow is modestly better than last year. Cash flow performance in the quarter was impacted by higher net working capital due largely to the timing of deliveries and higher accounts receivables, partially offset by higher payables. We are making strategic investments in our businesses. On a year-to-date basis we have invested approximately 55% more in capital expenditures than last year, not including the acquisition of the MP properties in the UK. Investing in growth opportunities designed to return significantly more than our cost of capital is an excellent use of cash. We also continue to invest in the transformation priority areas that underpin our long term improvement plans. Subject to market conditions, we will continue to buy back shares. Finally, we continue to expect our 2018 ROIC to improve to 16%, an important step toward our 2020 objective of 20% ROIC. The Terex team has and will continue to generate shareholder value through the execution of our disciplined capital allocation strategy. With that, I will turn it back to John.

John L. Garrison, Jr. - Terex Corporation - Chairman and Chief Executive Officer
Thank you John, I will review the dynamics in each of our segments starting with AWP. We increased sales, backlog and bookings in the third quarter, and we are planning for continued growth in every region. The growth that we are projecting is driven by global construction growth, replacement demand and increased adoption in Europe and developing markets. Our global operations are managing the challenges of higher production rates, including material and labor continuity. The benefits of higher productivity are helping to offset higher material costs, including tariffs, enabling positive incremental margins. The AWP team is fully committed to executing their strategic sourcing plans, including transitioning considerable volume to new suppliers. We expect to realize significant savings in 2019. Another exciting factor when looking to the future of AWP, is its position as a leader in innovation. The AWP team maintains a steady cadence of new product introductions and enhancements. The Genie S-85 high float telescopic boom, pictured here, was recently launched in North America. These new “high float” booms combine Genie’s extra capacity technology with an undercarriage designed for sensitive ground conditions, such as finished floors or turf. This is another great example of listening to our customers, and designing products that address their specific needs. In summary, we will continue to meet the growing demand of our customers around the world thanks to the commitment of our experienced and passionate AWP team.

Turning to Cranes, our mobile cranes team made progress in the quarter, but not as much as we expected. From a demand perspective, our new products, including the Demag line of all-terrain cranes, are selling well. Our customers want the product. The major issue remains building and delivering cranes on time. Part shortages during the assembly process also lead to labor inefficiency, which causes under-absorption and higher cost of sales. While shortages persisted in Q3, our materials management team made progress over the course of the quarter, improving their processes and getting better visibility into the supply chain. Turning to the global crane markets, we continue to see largely stable demand with pockets of growth. Oil prices are stimulating modest demand increases in North America and the Middle East. The global market for large crawler cranes remains soft, while the new Demag all terrain cranes continue to make inroads. Our Utilities business is a consistent performer in a stable market. Finally, our tower cranes business continues to grow and execute well. The team recently hosted an event in Italy to demonstrate its new products and customer focused solutions. Over 100 customers from around the world attended and provided outstanding feedback on our new flat top crane, pictured here, including the new elevator, anti-collision system, and the new telematics solution. Great work by our tower cranes team. In summary for Cranes, demand is stable with pockets of growth. We have a strong order book and new products that continue to be well received. We remain committed to improving Cranes performance, and meeting the needs of our customers.

Turning to MP, MP is a high-performing segment that consistently delivers strong results. MP improved performance again in Q3, increasing sales, bookings, backlog and margin. Global demand for crushing and screening equipment continues to be strong. Broad-based economic growth, construction activity and aggregate consumption are the main drivers. MP is also capitalizing on growing demand for its material handlers and broad line of environmental products. Our Fuchs business produced and sold significantly more material handers in the first nine months of 2018 compared to last year. Two weeks ago, I attended the Fuchs 130-year anniversary celebration, with over 200 dealers and customers. It was a great event show casing the proud history of innovation and performance of Fuchs. The highlight was the dramatic unveiling of the brand new MHL 375 pictured here, designed for the growing, material-handling market. It features advanced telematics, and the option to be powered by a diesel or electric motor. This is another example of customer-focused innovation that clearly differentiates our products. Great execution all around by our Fuchs team. Last month, I also had the opportunity to attend a customer open house at our environmental equipment business in New Hampshire. Our CBI brand is a recognized leader for performance and quality in the wood processing market.

The power of the CBI products, including the new Magnum Force Horizontal Grinder, that can turn a 40-inch diameter tree into chips in a matter of seconds, is truly awesome to see. This is another example of being well positioned to succeed in a growing market. There is significant momentum across the MP portfolio and with 72% more backlog than last year, MP is well positioned to finish out the year with a strong Q4 and excellent prospects for 2019.

To wrap up our prepared remarks, AWP and MP both delivered higher sales and significantly increased bookings and backlog, reflecting continued strong demand for their respective products, with considerable momentum heading into Q4 and 2019. AWP and MP both improved operating margins in spite of material cost and tariff headwinds. The operational challenges in Cranes are understood, and we are making progress. We will continue to execute our transformation program, simplifying the Company and building capabilities in our Execute to Win priority areas. We are confident in achieving our 2020 objectives of 10% Operating Margin and 20% ROIC. Finally, we will continue to follow our disciplined capital allocation strategy and create additional value for our shareholders.

With that let me turn it back to Brian.

Brian Henry - Terex Corporation – Senior Vice President, Business Development & Investor Relations
Thanks, John. As a reminder, during the question and answer session, we ask you to limit your questions to one and a follow-up to ensure we have time to get to everyone. With that, I’d like to open it up for questions.

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